Exhibit 1.01

Conflict Minerals Report

SunPower Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for 2022 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 25, 2023.

Unless the context indicates otherwise, the term “SunPower” refers to SunPower Corporation and its consolidated subsidiaries, and “Service Provider” refers to the third party retained by SunPower to assist with supplier outreach and data validation of the responses received from suppliers. Some of the compliance activities described in this Conflict Minerals Report were performed by the Service Provider in coordination with SunPower. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

This Conflict Minerals Report can be found on the SunPower website at: http://investors.sunpower.com/sec.cfm.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In particular, statements contained in this document that are not historical facts, including, but not limited to, statements concerning the additional steps that SunPower intends to take to mitigate the risk that its necessary 3TG benefit armed groups, constitute forward-looking statements and are made under the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by SunPower’s direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG, and (3) political, regulatory, and economic developments, whether in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”), the United States or elsewhere. SunPower cautions readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. SunPower undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Overview; SunPower's Products and Applicability of the Conflict Minerals Rule

SunPower is a leading solar technology and energy services provider that offers fully integrated solar, storage and home energy solutions to customers primarily in the United States and Canada through an array of hardware, software, and financing options and “Smart Energy” solutions. Our Smart Energy initiative is designed to add layers of intelligent control to homes, buildings, and grids—all personalized through easy-to-use customer interfaces. SunPower products include solar panels and balance of systems components that can include inverters, combiner boxes, racking systems, mechanical and motorized systems, and electrical tracking, monitoring and controller systems. Each of the product areas that SunPower contracts to manufacture contains 3TG necessary to the functionality or production of such products. However, 3TG content continues to represent a small portion of the materials content of SunPower’s products.

For a further discussion of SunPower’s products, see its Annual Report on Form 10-K for the fiscal year ended January 1, 2023. The information contained in the Form 10-K is not incorporated by reference into this Conflict Minerals Report or SunPower's Form SD for 2022 and should not be considered part of this Conflict Minerals Report or the Form SD.

SunPower is multiple levels removed from the mining of minerals (3TG or otherwise). SunPower does not make purchases of raw ore or refined minerals directly from smelters or refiners and makes no purchases in the Covered Countries. However, through the efforts described in this Conflict Minerals Report, SunPower seeks to ensure its suppliers are sourcing responsibly.

SunPower does not seek to embargo sourcing of 3TG from the Covered Countries and encourages its suppliers to continue to source 3TG responsibly from the region.

Reasonable Country of Origin Inquiry

To complete the “reasonable country of origin inquiry” (the “RCOI”) required by the Conflict Minerals Rule, SunPower and its Service Provider engaged with suppliers to collect information about the presence and source of 3TG used in products and components supplied to SunPower. For its RCOI, to the extent applicable, SunPower utilized the same processes and procedures as for its due diligence, in particular Steps 1 and 2 of the OECD Guidance (as defined below), which are discussed later in this Conflict Minerals Report. For 2022, SunPower surveyed 14 suppliers as part of its RCOI.

The results of SunPower’s RCOI are discussed under “Findings Concerning Smelters and Refiners and Country of Origin Information.”

Due Diligence Measures

Design Framework

SunPower utilizes due diligence measures for 3TG that are intended to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”). The OECD Guidance established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Application of the framework constitutes a part of the program that SunPower has put in place to help ensure that the 3TG contained in its products are responsibly sourced.

Diligence Program

In furtherance of SunPower’s 3TG due diligence, it performed the due diligence measures discussed below for 2022.

Compliance Team

In support of its compliance efforts, SunPower has a compliance team that is charged with overseeing, implementing and providing feedback on its 3TG compliance strategy. The team consists of staff from SunPower’s operations groups, under executive leadership. The members of the team and selected other internal personnel are expected to be familiar with the Conflict Minerals Rule, the OECD Guidance, SunPower’s compliance plan, and the procedures for reviewing and validating supplier responses to SunPower’s inquiries. SunPower also utilized the Service Provider and specialist outside counsel to assist with and/or to advise it on certain aspects of its compliance.

Conflict Minerals Policy; Training Resources; Grievance Mechanism

SunPower has had a stand-alone Conflict Minerals Policy. The Conflict Minerals Policy was recently merged into the Supplier Code of Conduct, to reinforce that responsible 3TG sourcing is integral to SunPower’s supplier expectations. Suppliers are expected to comply with the standards set forth in SunPower’s Supplier Code of Conduct. Under the Supplier Code of Conduct, SunPower reserves the right to request documentation from its suppliers regarding the source of any 3TG included in their products.

The Supplier Code of Conduct is communicated internally to SunPower’s supply chain employees and to suppliers. In addition, the Supplier Code of Conduct is posted on SunPower’s website at https://us.sunpower.com/suppliers.

In an effort to increase supplier awareness about Conflict Minerals and related regulatory requirements, provide answers to frequently asked questions concerning 3TG mineral tracing, and ultimately improve the accuracy and completeness of supplier responses, suppliers that were part of SunPower’s outreach received access to the Service Provider’s online resources.

SunPower has a grievance mechanism for reporting violations of its Supplier Code of Conduct. The grievance mechanism is available through the Supplier Code of Conduct. Violations may be reported by calling SunPower’s Compliance and Ethics Helpline at 1-866-307-5679 within the United States, or at toll-free numbers provided for additional countries/regions in SunPower’s Code of Business Conduct and Ethics available on its investor relations website at investors.sunpower.com, or by going to SunPower’s reporting website at sunpower.alertline.com.

Data Collection; Records Storage and Retention

For 2022, SunPower engaged in data collection on parts selected by SunPower within the bills of materials of products that were contracted to be manufactured, based on supplier spend. The contract manufacturers engaged in data collection for general use parts of products that were contracted to be manufactured, the results of which were reflected in their Conflict Minerals Reporting Templates (collectively, the “CMRTs” and individually, a “CMRT”) furnished to SunPower. SunPower’s outreach included 14 suppliers (the “Suppliers”) that (1) contracted to manufacture products for SunPower which were determined by SunPower to contain or potentially contain 3TG which is necessary to the functionality or production of the products, or (2) provided components, parts, or products which were determined by SunPower to contain or potentially contain necessary 3TG, and which were incorporated into products contracted to be manufactured by SunPower.

SunPower sent the Suppliers a request to submit a CMRT to gather information on the use of 3TG by the Suppliers, the source of the 3TG and the Suppliers’ related compliance procedures. SunPower gave the Suppliers the ability to provide information at a level at which they could most readily assemble the information (i.e., company, product, or user-defined), but required the Suppliers to declare the level of information provided. Following the initial introductions to the program and information request, up to six reminder emails were sent to each non-responsive Supplier, requesting survey completion. This outreach was managed by the Service Provider on our behalf. Additional outreach also is conducted by SunPower’s staff on an as-needed basis to further emphasize the importance of suppliers completing the CMRT.

The Service Provider reviewed CMRT responses received from the Suppliers for incomplete responses, potential errors or inaccuracies, lack of consistency, and other flags. If any “quality control” flags were raised, Suppliers were contacted to clarify the concern. If a smelter or refiner was not on the CMRT Smelter Look-up tab list, the Service Provider (1) requested that the Supplier confirm that the listed entity was a smelter or refiner, (2) consulted publicly-available information to attempt to determine whether the identified entity was a smelter or refiner, or (3) attempted to contact the listed entity. If the smelter or refiner was not identified as Conformant (as later defined) or the equivalent by the Responsible Minerals Initiative (the “RMI”), the London Bullion Market Association (the “LMBA”) or the Responsible Jewellery Council (the “RJC”), SunPower or the Service Provider attempted to contact the smelter or refiner to gain more information about its sourcing practices, including countries of origin and transfer, and due diligence procedures.

To the extent that no contact was made with a smelter or refiner identified by a Supplier, SunPower or the Service Provider searched public information to attempt to determine the mine or location of origin of the 3TG processed by the smelter or refiner and whether it obtains 3TG from sources that directly or indirectly finance or benefit armed groups in a Covered Country.

SunPower has an electronic file for the maintenance of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions. SunPower stores all supplier CMRTs and documents evidence of identified supplier 3TG sourcing risk. As contemplated by the OECD Guidance, SunPower will maintain these records for at least five years. The Service Provider also has been requested to maintain records in its possession for at least five years.

3TG Risk Management

SunPower obtained information on 3TG sourcing risk from the Service Provider. SunPower further used the CMRT responses to identify 3TG sourcing risk. Given SunPower’s position in the 3TG supply chain, it believes that this is the most efficient means for identifying 3TG sourcing risk.

The quality and supply chain teams within SunPower worked together to identify 3TG sourcing concerns and determine risk mitigation efforts. The quality team reported aggregated risk findings to and the contents of this Conflict Minerals Report are shared with SunPower’s senior management.

SunPower determines on a case-by-case basis the appropriate risk mitigation strategy for any identified risks. Potential outcomes under SunPower’s risk mitigation strategy include continuing to work with the supplier while risks are addressed or reassessing the relationship with the supplier. Under SunPower’s risk management framework, to the extent that risks require mitigation, SunPower monitors and tracks the performance of the risk mitigation efforts and reports these efforts to appropriate senior oversight personnel.

Utilization of Independent Third-Party Audits

To the extent that smelters or refiners are identified, SunPower primarily utilizes information made available by the RMI concerning independent third-party audits and Conformant status. SunPower also relies on audits performed by the LBMA and the RJC.

Report on Supply Chain Due Diligence

SunPower files a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and makes these filings available on its investor relations website.

Findings Concerning Smelters and Refiners and Country of Origin Information

For 2022, SunPower surveyed 14 suppliers as part of its 3TG due diligence and received 13 CMRTs in response to its outreach. The CMRT declarations received identified 335 smelters and refiners that processed or may have processed 3TG contained in SunPower’s products. Of these 13 CMRT declarations, 10 were company-level and 3 were product-level. Due to the number of Suppliers providing company-level declarations, the list of processing facilities disclosed below may over-represent the number of 3TG processing facilities in SunPower’s supply chain.

In brief, as indicated in the table below:

•335 smelters and refiners were identified by the Suppliers.
•220 smelters and refiners, or 66%, were listed as Conformant by the RMI.
•8 smelters or refiners, or 2%, were listed as Active.
•107 smelters or refiners, or 32%, were listed on the CMRT Smelter Look-up tab only.

In connection with SunPower’s RCOI or due diligence, as applicable, the Suppliers identified to SunPower the facilities listed below as potentially having processed the necessary 3TG contained in SunPower’s in-scope products in 2022 (table information is as of April 27, 2023; see the notes following the table for additional information concerning the information presented in the table).

Metal	Smelter Name	Country Name	Status
Gold	8853 S.p.A.	Italy	On Smelter Look-up Tab Only
Gold	ABC Refinery Pty Ltd.	Australia	On Smelter Look-up Tab Only
Gold	Abington Reldan Metals, LLC	United States	Conformant
Gold	Advanced Chemical Company	United States	Conformant
Gold	African Gold Refinery	Uganda	On Smelter Look-up Tab Only
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant
Gold	Alexy Metals	United States	Active
Gold	Agosi AG	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant

Metal	Smelter Name	Country Name	Status
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	On Smelter Look-up Tab Only
Gold	AU Traders and Refiners	South Africa	On Smelter Look-up Tab Only
Gold	Augmont Enterprises Private Limited	India	Active
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	C.I Metales Procesados Industriales SAS	Colombia	Active
Gold	Caridad	Mexico	On Smelter Look-up Tab Only
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	On Smelter Look-up Tab Only
Gold	CGR Metalloys Pvt Ltd.	India	On Smelter Look-up Tab Only
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Smelter Look-up Tab Only
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	On Smelter Look-up Tab Only
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	On Smelter Look-up Tab Only
Gold	Dongwu Gold Group	China	On Smelter Look-up Tab Only
Gold	Dowa	Japan	Conformant

Metal	Smelter Name	Country Name	Status
Gold	DSC (Do Sung Corporation)	Korea	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	On Smelter Look-up Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	On Smelter Look-up Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	On Smelter Look-up Tab Only
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	On Smelter Look-up Tab Only
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	On Smelter Look-up Tab Only
Gold	Fujairah Gold FZC	United Arab Emirates	On Smelter Look-up Tab Only
Gold	Geib Refining Corporation	United States	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	Active
Gold	Gold by Gold Colombia	Colombia	Conformant
Gold	Gold Coast Refinery	Ghana	On Smelter Look-up Tab Only
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	On Smelter Look-up Tab Only
Gold	Guangdong Jinding Gold Limited	China	On Smelter Look-up Tab Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Hunan Guiyang Yinxing Nonferrous Smelting Co., Ltd.	China	On Smelter Look-up Tab Only

Metal	Smelter Name	Country Name	Status
Gold	HwaSeong CJ CO., LTD.	Korea	On Smelter Look-up Tab Only
Gold	Industrial Refining Company	Belgium	On Smelter Look-up Tab Only
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	On Smelter Look-up Tab Only
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	JALAN & Company	India	On Smelter Look-up Tab Only
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	On Smelter Look-up Tab Only
Gold	JSC Uralelectromed	Russian Federation	On Smelter Look-up Tab Only
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	K.A. Rasmussen	Norway	On Smelter Look-up Tab Only
Gold	Kaloti Precious Metals	United Arab Emirates	On Smelter Look-up Tab Only
Gold	Kazakhmys Smelting LLC	Kazakhstan	On Smelter Look-up Tab Only
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Korea	Conformant
Gold	Kundan Care Products Ltd.	India	On Smelter Look-up Tab Only
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	On Smelter Look-up Tab Only
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	On Smelter Look-up Tab Only
Gold	L'azurde Company For Jewelry	Saudi Arabia	On Smelter Look-up Tab Only

Metal	Smelter Name	Country Name	Status
Gold	Lingbao Gold Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	L'Orfebre S.A.	Andorra	Conformant
Gold	LS-NIKKO Copper Inc.	Korea	Conformant
Gold	LT Metal Ltd.	Korea	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Marsam Metals	Brazil	Conformant
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	MD Overseas	India	On Smelter Look-up Tab Only
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
Gold	Metallix Refining Inc.	United States	On Smelter Look-up Tab Only
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	On Smelter Look-up Tab Only
Gold	Morris and Watson	New Zealand	On Smelter Look-up Tab Only
Gold	Moscow Special Alloys Processing Plant	Russian Federation	On Smelter Look-up Tab Only
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant

Metal	Smelter Name	Country Name	Status
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	NH Recytech Company	Korea	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	On Smelter Look-up Tab Only
Gold	OJSC Novosibirsk Refinery	Russian Federation	On Smelter Look-up Tab Only
Gold	PAMP S.A.	Switzerland	Conformant
Gold	Pease & Curren	United States	On Smelter Look-up Tab Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	On Smelter Look-up Tab Only
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	QG Refining, LLC	United States	On Smelter Look-up Tab Only
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Conformant
Gold	Sabin Metal Corp.	United States	On Smelter Look-up Tab Only
Gold	Safimet S.p.A	Italy	On Smelter Look-up Tab Only
Gold	SAFINA A.S.	Czech Republic	Conformant
Gold	Sai Refinery	India	On Smelter Look-up Tab Only
Gold	Samduck Precious Metals	Korea	On Smelter Look-up Tab Only

Metal	Smelter Name	Country Name	Status
Gold	SAMWON METALS Corp.	Korea	On Smelter Look-up Tab Only
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	Conformant
Gold	Sellem Industries Ltd.	Mauritania	On Smelter Look-up Tab Only
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong GoldSmelting Co., Ltd.	China	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Shirpur Gold Refinery Ltd.	India	On Smelter Look-up Tab Only
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	On Smelter Look-up Tab Only
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	On Smelter Look-up Tab Only
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sovereign Metals	India	On Smelter Look-up Tab Only
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	On Smelter Look-up Tab Only
Gold	Sudan Gold Refinery	Sudan	On Smelter Look-up Tab Only
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea	On Smelter Look-up Tab Only
Gold	Super Dragon Technology Co., Ltd.	Taiwan	On Smelter Look-up Tab Only
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	On Smelter Look-up Tab Only

Metal	Smelter Name	Country Name	Status
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Torecom	Korea	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	On Smelter Look-up Tab Only
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	On Smelter Look-up Tab Only
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	Weeerefining	France	Active
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	Materion Newton Inc. (f/k/a H.C. Starck Inc.)	United States	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant

Metal	Smelter Name	Country Name	Status
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	On Smelter Look-up Tab Only
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	Ximei Resources (Guangdong) Limited	China	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tin	Alpha	United States	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	On Smelter Look-up Tab Only
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant

Metal	Smelter Name	Country Name	Status
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	CRM Fundicao De Me Metais E Comercio De Equipamentos Electronicos Do Brasil Ltda	Brazil	Conformant
Tin	CRM Synergies	Spain	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	On Smelter Look-up Tab Only
Tin	Dowa	Japan	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	On Smelter Look-up Tab Only
Tin	EM Vinto	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	On Smelter Look-up Tab Only
Tin	Gejiu Kai Meng Industry and Trade LLC	China	On Smelter Look-up Tab Only
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	On Smelter Look-up Tab Only
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	On Smelter Look-up Tab Only
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	On Smelter Look-up Tab Only
Tin	Metallic Resources, Inc.	United States	Conformant

Metal	Smelter Name	Country Name	Status
Tin	Aurubis Beerse (f/k/a Metallo Belgium N.V.)	Belgium	Conformant
Tin	Aurubis Berango (f/k/a Metallo Spain S.L.U.)	Spain	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	On Smelter Look-up Tab Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	On Smelter Look-up Tab Only
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation	On Smelter Look-up Tab Only
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	Pongpipat Company Limited	Myanmar	On Smelter Look-up Tab Only
Tin	Precious Minerals and Smelting Limited	India	On Smelter Look-up Tab Only
Tin	PT Aries Kencana Sejahtera	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Bangka Serumpun	Indonesia	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	Active
Tin	PT Bukit Timah	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant

Metal	Smelter Name	Country Name	Status
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	On Smelter Look-up Tab Only
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Puera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	Conformant
Tin	PT Timah Nusantara	Indonesia	Active
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	Tinindo Inter Nusa	Indonesia	On Smelter Look-up Tab Only
Tin	PT Tirus Putra Mandiri	Indonesia	On Smelter Look-up Tab Only
Tin	PT Tommy Utama	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Super Ligas	Brazil	Active
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	On Smelter Look-up Tab Only
Tin	VQB Mineral and Trading Group JSC	Vietnam	On Smelter Look-up Tab Only
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant

Metal	Smelter Name	Country Name	Status
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	On Smelter Look-up Tab Only
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	On Smelter Look-up Tab Only
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	On Smelter Look-up Tab Only
Tungsten	Artek LLC	Russian Federation	On Smelter Look-up Tab Only
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	China Molybdenum Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	On Smelter Look-up Tab Only
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant
Tungsten	Fujian Xinlu Tungsten	China	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	On Smelter Look-up Tab Only
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant

Metal	Smelter Name	Country Name	Status
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	On Smelter Look-up Tab Only
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Hubei Green Tungsten	China	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	On Smelter Look-up Tab Only
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan High-Tech Materials	Vietnam	Conformant
Tungsten	Moliren Ltd.	Russian Federation	On Smelter Look-up Tab Only
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	On Smelter Look-up Tab Only
Tungsten	OOO “Technolom” 1	Russian Federation	On Smelter Look-up Tab Only
Tungsten	OOO “Technolom” 2	Russian Federation	On Smelter Look-up Tab Only
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	On Smelter Look-up Tab Only
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant

a)“Conformant” means that a smelter or refiner has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2022 and may not continue to be Conformant for any future period.

b)“Active” means that a smelter or refiner is currently engaged in the RMAP but a conformance determination has yet to be made.

c)“On Smelter Look-up Tab Only” means that a smelter or refiner is listed on the Smelter Look-up tab list of the CMRT, but is not listed as “Conformant” or “Active.” The RMI notes on its website that the operational impacts of COVID-19 have led to postponements of some RMAP assessments. The RMI website also notes that, due to the eligibility criteria for an RMAP assessment, smelters are sometimes removed from the Conformant list because they are no longer operational and not because they are non-conformant to the standard.

d)Smelter or refiner status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by SunPower.

e)Country location is the location of the smelter or refiner and is based solely on information made publicly available by the RMI, without independent verification by SunPower.

Country of Origin Information

SunPower has endeavored to determine the mine or location of origin of the necessary 3TG contained in its in-scope products by requiring that the Suppliers provide it with completed CMRTs and through the other measures described in this Conflict Minerals Report. Where a smelter or refiner has been identified that is not Conformant, SunPower or the Service Provider also has reviewed public information, to the extent available, to try to determine the mine or location of origin of the 3TG processed by the smelter or refiner.

The countries of origin of the newly-mined 3TG processed by smelters and refiners listed above may have included countries listed below (as well as possibly other countries).

Angola*	Finland	Malaysia	Spain
Argentina	France	Mali	Suriname
Armenia	Germany	Mexico	Sweden
Australia	Ghana	Mongolia	Switzerland
Austria	Guinea	Mozambique	Taiwan
Belgium	Guyana	Myanmar	Tajikistan
Bermuda	Hong Kong	Namibia	Tanzania*
Bolivia	Hungary	Netherlands	Thailand
Brazil	India	Niger	Turkey
Burundi*	Indonesia	Nigeria	Uganda*
Cambodia	Ireland	Papua New Guinea	United Arab Emirates
Canada	Israel	Peru	United Kingdom
Central African Republic*	Italy	Philippines	United States
Chile	Ivory Coast	Poland	Uzbekistan
China	Japan	Portugal	Vietnam
Colombia	Jersey	Republic of Congo*	Zambia*
Czech Republic	Kazakhstan	Russian Federation	Zimbabwe
Djibouti	Kenya	Rwanda*
Democratic Republic of the Congo*	Korea	Sierra Leone
Ecuador	Kyrgyzstan	Singapore
Egypt	Laos	Slovakia
Estonia	Luxembourg	South Africa
Ethiopia	Madagascar	South Sudan*
* Represents a Covered Country.

The 3TG processed by the identified smelters and refiners also may have originated in whole or in part from recycled or scrap sources.

Due Diligence Improvement Measures

SunPower intends to further improve its due diligence measures for 2023 in order to mitigate the risk that the necessary 3TG in its in-scope products benefit armed groups by taking the following steps, among others:

•Continue to alert suppliers when SunPower obtains information that a 3TG smelter or refiner is believed to be irresponsibly sourcing 3TG.
•Request that suppliers who have identified non-Conformant or high-risk smelters require their upstream suppliers to find alternative sources of 3TG or require certification of the smelters and refiners in their supply chains to become Conformant.
•Review our 3TG compliance program for potential additional enhancements, in particular ways to enhance supplier engagement.

The foregoing steps are in addition to the steps that SunPower took for 2022.